Exhibit 99.1

For more information, contact:
FalconStor Software, Inc.
Brad Wolfe
Chief Financial Officer
brad.wolfe@falconstor.com

FalconStor Software Announces First Quarter 2020 Results

AUSTIN, TEXAS (May 7, 2020) - FalconStor Software, Inc. (OTCQB: FALC), a market leader in enterprise-class backup and archive data protection and software-defined storage, today announced financial results for its first quarter ended March 31, 2020.

Key Strategic Highlights:

•	In response to the global COVID-19 pandemic we:

◦	Transitioned most of our employees to work from home,

◦	Worked to continue gaining an increased level of contract renewal and new deal insight to better understand the potential commercial impact for the remainder of 2020,

◦	Implemented an aggressive cash expense reduction plan to ensure we are able to navigate what we are cautiously assuming will be a lengthy commercial disruption,

•
We launched StorSafeTM, our newest patent-pending long-term archive retention and reinstatement product, which leverages the power and simplicity of industry-standard container technology to enable persistent long-term archive storage. StorSafeTM dramatically improves archive data portability, accessibility, security, and integrity validation, especially as it relates to multi-cloud data storage leverage. We believe this will create game changing capability that solves age old challenges in data usability and portability, resulting in a full spectrum of archive data storage options available to our enterprise customers to efficiently utilize essentially any storage environment, while confidently ensuring data security and efficient archive access.

“The global COVID-19 pandemic is at the top of our minds, as our thoughts go out to everyone impacted by its spread. The safety of our employees has been a top FalconStor priority, as is ensuring we are prepared to commercially survive a worst case disruption that could extend into late 2020”, said Todd Brooks, CEO FalconStor. “The internal operating improvements we made during the past two years, allowed the majority of our global workforce to work from home beginning in late February 2020, without any significant distraction. However, during the quarter, our revenues were materially impacted as we experienced a 29% decline compared to Q1 2019. Deep insight into Q1 sales opportunities that were delayed in the quarter, point to the Q1 reduction as being a COVID-19 initiated delay in renewals and new deal closings, as opposed to a fundamental shift in the demand for the company’s products. As further evidence, April 2020 sales have returned to a normal level, including the closing of several Q1 renewals that were delayed into Q2, and several VTL wins with new FalconStor customers. However, despite our April sales results, we are assuming the next six months will continue to produce revenue challenges as enterprises around the globe continue to deal with their own commercial impacts.

Given our cost reduction efforts executed in 2019, total Non-GAAP operating expenses for Q1 2020 were $3.3 million compared to $4.1 million in Q1 2019. In addition, given the commercial uncertainty caused by COVID-19, we developed and implemented an even more aggressive expense control plan at the end of Q1, that we are prepared to keep in place for the balance of 2020. This plan reduces our annual cash expense run rate by $4.0 million or 29%. We believe the reduced expense level will enable FalconStor to remain cash flow positive during the remainder of 2020, even with continued revenue challenges throughout.

Despite our planning assumption that revenues will continue to be negatively impacted during the next few quarters, our global team is engaged and I am proud of how they have managed themselves, and continued to diligently work to maintain the commercial momentum we gained in 2019. As evidence of this work, the team launched our newest patent-pending long-term archive retention and reinstatement product, StorSafeTM, during the quarter, and will begin installation with several existing customers during Q2. Industry feedback on the product launch has been especially encouraging. In addition, the COVID-19 driven work from home realities have encouraged many enterprises to rethink their legacy backup and archive operations, especially those that continue to depend on physical tape libraries that must be managed by staff located on-premise. Our StorSafeTM solution eliminates the need for physical tape libraries, while dramatically reducing archive data storage costs.”

Additional Financial Highlights for the First Quarter of 2020:

Despite our efforts to maintain sales momentum amid the unprecedented global outbreak of the novel COVID-19 pandemic, we closed the three months ended March 31, 2020 with $3.2 million in recognized revenue, compared to $4.5 million for the same period of the previous year. Revenue recognition on sales is driven by several factors. First, the volume of new product licenses and maintenance sales, both for expansion of our existing installed base and the acquisition of new customers. Second, customer retention, which sustains maintenance renewal revenue over long term sales arrangements. Our software solutions play a key role in efficiently managing and protecting critical data for businesses around the world, and we are confident that, as the global economy recovers, our sales momentum will recapture the momentum achieved through our recent sales success in key strategic markets, such as the Americas. As we move forward through the balance of the year, our energy will be concentrated on generating positive cash flow, capital preservation, strategic growth and continued product innovation.

During the three months ended March 31, 2020 we recorded a Non-GAAP Operating Loss of $0.1 million, compared with a Non-GAAP Operating Income of $0.4 million for the same period of the previous year.
During the three months ended March 31, 2020, we recorded a Non-GAAP Net Loss of $0.4 million, compared with a Non-GAAP Net Income of $42 thousand for the same period of the previous year. Deferred revenue as of March 31, 2020 totaled $6.1 million, compared with $7.4 million as of December 31, 2019.

We ended the quarter with $1.0 million of cash and cash equivalents, compared to $1.5 million at December 31, 2019.

The Company's ability to continue as a going concern, depends on its ability to execute its business plan, maintain revenue and billings and control expenditures. Given the financing commitments the Company has in place, and the aggressive expense controls implemented during Q1, management believes the Company can meet all its obligations for the next 12 months.

In addition, we applied for the Payroll Protection Plan Loan (PPP) from the Small Business Administration and received $754 thousand dollars in May of 2020.

As always, there is no assurance that the Company will be successful in generating sufficient bookings, billings, revenue or continue to reduce operating costs. Failure to generate sufficient revenue, billings, control or further reduce expenditures could result in an inability of the Company to continue as a going concern. Subject to the foregoing, management believes that, based on projected cash flows, the Company will have sufficient capital and liquidity to fund its operations for at least one year from the date of issuance of the accompanying interim condensed financial statements.

	Three Months Ended,
(in millions except per share data)	March 31, 2020	December 31, 2019	March 31, 2019
Revenue	$3.2	$4.1	$4.5
Non-GAAP Expenses	$3.3	$3.2	$4.1
Non-GAAP Gross Margin	83%	95%	86%
Non-GAAP Operating Income	$(0.1)	$0.9	$0.4

Non-GAAP results above exclude the effects of stock-based compensation, restructuring costs and the effects of our Series A redeemable convertible preferred stock. A reconciliation between GAAP and non-GAAP information is provided on page 6 of this release.

	Three Months Ended March 31,				Change Period to Period
(in millions except per share data)	2020		2019
Total revenue	$3.2	100%	$4.5	100%	$(1.3)	(29)%
Total cost of revenue	$0.5	17%	$0.6	14%	$(0.1)	(15)%
Total operating expenses	$3.0	95%	$3.6	81%	$(0.6)	(16)%
GAAP operating income (loss)	$(0.4)	(13)%	$0.2	5%	$(0.6)	(277)%
GAAP net loss	$(1.0)	(32)%	$(0.5)	(11)%	$(0.5)	106%
GAAP diluted EPS	$(0.17)		$(0.09)		$(0.08)

Webcast and Presentation:
WHO: Todd Brooks, Chief Executive Officer, FalconStor Brad Wolfe, Chief Financial Officer, FalconStor
WHEN: Thursday, May 7, 2020 3:30 PM CDT

To register for our earnings call, please click the following link:
FALCONSTOR FIRST QUARTER 2020 FINANCIAL TELECONFERENCE AND PRESENTATION
As an alternative, you can copy and paste the following link into your web browser to register:
https://register.gotowebinar.com/register/7167149359888856591
To dial into our earnings call by phone, please use the following dial-in number and access code.
Toll Free: 1-877-309-2074
Access Code: 354-118-804

Non-GAAP Financial Measures:

The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) restructuring costs, (ii) effects of our Series A redeemable convertible preferred stock, and (iii) non-cash stock-based compensation charges and any potential tax effects. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor Software:

FalconStor Software, Inc (OTCQB: FALC) is a technology company whose mission is to deliver technical innovation that creates investment protection, flexibility, and leverage of modern cloud-based technologies for our enterprise customers. We provide software and cloud services that enable our enterprise customers to better manage, protect, secure, and make use of their valuable data. Our customers achieve lower costs, simpler operations, greater data security, higher confidence in their business continuity, and greater ability to effectively use their data assets to drive innovation.

Founded in 2000, FalconStor is headquartered in Austin, Texas and has additional offices in New York, Europe and Asia. Our solutions are available and supported by a vast network of system integrators and resellers. For more information, please visit www.falconstor.com.
# # #
FalconStor and FalconStor Software are trademarks or registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.
Links to websites or pages controlled by parties other than FalconStor are provided for the reader's convenience and information only. FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate. Use of information obtained by following these links is at the reader's own risk.
CONTACT INFORMATION

For more information, contact:
Brad Wolfe
Chief Financial Officer FalconStor Software Inc.
investorrelations@falconstor.com

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2020	December 31, 2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$976,121	$1,475,166
Accounts receivable, net	1,758,213	3,406,550
Prepaid expenses and other current assets	2,127,422	2,252,372
Contract assets, net	593,834	749,515
Inventory	14,173	30,014
Total current assets	5,469,763	7,913,617
Property and equipment, net	321,714	369,273
Operating lease right-of-use assets	1,488,539	1,842,254
Deferred tax assets, net	259,008	258,841
Software development costs, net	24,221	27,012
Other assets, net	911,425	829,335
Goodwill	4,150,339	4,150,339
Other intangible assets, net	84,249	57,718
Contract assets	254,397	327,757
Total assets	$12,963,655	$15,776,146
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$868,266	$1,302,290
Accrued expenses	2,280,901	2,533,824
Operating lease liabilities	1,699,377	1,655,522
Short-term loan, net of debt issuance costs and discounts	1,001,327	947,501
Deferred revenue, net	3,478,006	5,270,190
Total current liabilities	9,327,877	11,709,327
Other long-term liabilities	768,910	745,254
Notes payable, net	3,015,993	2,906,133
Operating lease liabilities	177,905	624,859
Deferred tax liabilities, net	457,060	432,520
Deferred revenue, net	2,671,420	2,085,080
Total liabilities	16,419,165	18,503,173
Commitments and contingencies
Series A redeemable convertible preferred stock	11,616,129	11,304,279
Total stockholders' deficit	(15,071,639)	(14,031,306)
Total liabilities and stockholders' deficit	$12,963,655	$15,776,146

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue:
Product revenue	$1,048,963	$1,745,784
Support and services revenue	2,131,224	2,747,194
Total revenue	3,180,187	4,492,978
Cost of revenue:
Product	139,460	79,669
Support and service	407,920	563,745
Total cost of revenue	547,380	643,414
Gross profit	$2,632,807	$3,849,564
Operating expenses:
Research and development costs	674,924	947,384
Selling and marketing	981,191	1,040,289
General and administrative	1,093,169	1,476,296
Restructuring costs	287,460	157,693
Total operating expenses	3,036,744	3,621,662
Operating income (loss)	(403,937)	227,902
Interest and other expense	(245,839)	(265,223)
Loss before income taxes	(649,776)	(37,321)
Income tax expense	70,064	87,586
Net loss	$(719,840)	$(124,907)
Less: Accrual of Series A redeemable convertible preferred stock dividends	285,760	247,027
Less: Deemed dividend on Series A redeemable convertible preferred stock	—	—
Less: Accretion to redemption value of Series A redeemable convertible preferred stock	26,090	129,239
Net loss attributable to common stockholders	$(1,031,690)	$(501,173)
Basic net loss per share attributable to common stockholders	$(0.17)	$(0.09)
Diluted net loss per share attributable to common stockholders	$(0.17)	$(0.09)
Weighted average basic shares outstanding	5,919,643	5,887,988
Weighted average diluted shares outstanding	5,919,643	5,887,988

FalconStor Software, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended March 31,
	2020	2019
GAAP income (loss) from operations	$(403,937)	$227,902
Non-cash stock option expense (1)	4,510	9,251
Restructuring costs (3)	287,460	157,693
Non-GAAP income (loss) from operations	$(111,967)	$394,846

GAAP net income (loss) attributable to common stockholders	$(1,031,690)	$(501,173)
Non-cash stock option expense, net of income taxes (2)	4,510	9,251
Restructuring costs (3)	287,460	157,693
Effects of Series A redeemable convertible preferred stock (4)	311,850	376,266
Non-GAAP net income (loss) attributable to common stockholders	$(427,870)	$42,037

GAAP gross margin	83%	86%
Non-cash stock option expense (1)	0%	0%
Non-GAAP gross margin	83%	86%

GAAP gross margin - Product	87%	95%
Non-cash stock option expense (1)	0%	0%
Non-GAAP gross margin - Product	87%	95%

GAAP gross margin - Support and Service	81%	79%
Non-cash stock option expense (1)	0%	0%
Non-GAAP gross margin - Support and Service	81%	79%

GAAP operating margin	(13%)	5%
Non-cash stock option expense (1)	0%	—%
Restructuring costs (3)	9%	4%
Non-GAAP operating margin	(4%)	9%

GAAP Basic EPS	$(0.17)	$(0.09)
Non-cash stock option expense, net of income taxes (2)	0.00	0.00
Restructuring costs (3)	0.05	0.03
Effects of Series A redeemable convertible preferred stock (4)	0.05	0.07
Non-GAAP Basic EPS	$(0.07)	$0.01

GAAP Diluted EPS	$(0.17)	$(0.09)
Non-cash stock option expense, net of income taxes (2)	0.00	0.00
Restructuring costs (3)	0.05	0.03
Effects of Series A redeemable convertible preferred stock (4)	0.05	0.06
Effects of increase in Non-GAAP diluted shares outstanding (5)	0.00	(0.01)
Non-GAAP Diluted EPS	$(0.07)	$0.01

Weighted average basic shares outstanding (GAAP and Non-GAAP)	5,919,643	5,887,988
Weighted average diluted shares outstanding (GAAP)	5,919,643	5,887,988
Weighted average diluted shares outstanding (Non-GAAP)	5,919,643	5,888,988

Footnotes:

(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended March 31,
	2020	2019
Cost of revenue - Support and Service	$103	$1,593
Research and development costs	428	4,745
Selling and marketing	184	2,410
General and administrative	3,795	503
Total non-cash stock based compensation expense	$4,510	$9,251

(2)
Represents the effects of non-cash stock-based compensation expense recognized, net of related income tax effects. For the three months ended March 31, 2020 and 2019, the tax expense for both GAAP and Non-GAAP basis approximate the same amount.

(3)	Represents restructuring costs which were incurred during each respective period presented.

(4)
Represents the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock, accrual of Series A redeemable convertible preferred stock dividends and deemed dividend on Series A redeemable convertible preferred stock.

(5)	Represents the impact of an increase in diluted shares outstanding resulting from Non-GAAP adjustments to a GAAP net loss in the three months ended March 31, 2019.